Q1 FY07 Question & Answer

September 21, 2006

Note: The company considers the amounts in today’s press release preliminary for reasons described on Page 6 of the release.

1.	What were some examples of major brands in the Consumer Foods segment posting sales growth for the quarter?

Banquet

Chef Boyardee

DAVID

Hebrew National

Hunt’s

Kid Cuisine

Marie Callender’s

Orville Redenbacher’s

PAM

Reddi-wip

Rosarita

Ro*Tel

Slim Jim

Snack Pack

2.	What were some examples of major brands in the Consumer Foods segment posting sales declines for the quarter?

ACT II

Egg Beaters

Healthy Choice

LaChoy

Manwich

Parkay

Swiss Miss

VanCamp’s

Wesson

3.	What were unit volume changes for the quarter in the Consumer Foods and Food and Ingredients segments?

Consumer Foods volume increased 1% in the current quarter.

Food and Ingredients volume increased 2% in the current quarter.

4.	How much was total Depreciation and Amortization from continuing operations for the quarter?

Approximately $89 million (versus approximately $75 million in Q1 2006)

5.	How much were Capital Expenditures from continuing operations for the quarter?

Approximately $46 million (versus approximately $61 million in Q1 2006)

6.	What was the net interest expense for the quarter?

Approximately $58 million (versus approximately $72 million in Q1 2006)

7.	What was Corporate Expense for the quarter?

Approximately $90 million including approximately $13 million of restructuring charges (versus approximately $73 million in Q1 2006)

8.	How much did the company pay in dividends during the quarter?

$93 million

9.	What was the weighted average number of diluted shares outstanding for the quarter?

512 million shares

10.	What was the approximate effective tax rate for the quarter (rounded) for continuing operations?

The effective tax rate for continuing operations for the quarter was 36%.

11.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross Margin = Gross Profit* divided by Net Sales

Gross Margin = $663/$2,689 = 24.7%

Operating Margin = Segment Operating Profit** divided by Net Sales

Operating Margin = $316/$2,689 = 11.7%

* Gross Profit = Net Sales – Costs of Goods Sold ($2,689 – $2,026 = $663)

**See first-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by Net Sales = $168/$2,689 = 6.2%.

12.	What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

	Q1 FY07	Q1 FY06
Accounts Receivable	$1,156	$1,252
Inventory	$2,123	$2,296
Less: Accounts Payable	$ 892	$ 899
Less: Accrued Expenses*	$1,519	$1,522
Less: Advances on Sales	$ 108	$ 129
Net Position	$ 760	$ 998

*Accrued expenses = accrued payroll plus accrued liabilities.

13.	What is included in the company’s net debt at the end of the quarter (in millions)?

	Q1 FY07	Q1 FY06
Total Debt*	$3,582	$4,473
Less: Cash On Hand	$ 695	$ 501
Net Debt Total	$2,887	$3,972

* Total debt = notes payable, current installment of long-term debt, long-term debt, and subordinated debt.

14.	What is the net debt to total capital ratio at quarter end?

38% currently and 44% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #13 for the components of net debt.

15.	What is the projected effective tax rate for continuing operations for fiscal 2007 (rounded)?

Approximately 36%

16.	What are the projected Capital Expenditures for fiscal 2007?

Approximately $450 million

17.	What is the expected net interest expense for fiscal 2007?

Approximately $225 - $250 million

18.	What was the impact of adopting FAS123R during the quarter?

Expensing of stock options resulted in recognizing increased expense of less than $5 million pretax, which approximates half a cent per share EPS impact.

19.	Where were the first quarter’s restructuring charges classified?

Consumer Foods:

Cost of Goods Sold—approximately $10 million

SG&A expense—approximately $16 million

Corporate:

SG&A expense—approximately $13 million.

20.	What was the impact of the change in accounting method for advertising expense in the first quarter of fiscal 2007?

The impact of this method change was less than $5 million pretax of additional expense.

21.	How does last week’s announcement of the plant closures fit into the company’s overall restructuring program announced last March?

The company estimates the announced closings will contribute about half of the targeted $100 million of annual fixed cost savings by fiscal 2009.

22.	As reported in the earnings release and prior releases, what are the major items in the first-quarter fiscal 2007 diluted EPS that will affect comparability with first-quarter fiscal 2006 diluted EPS?

Summary of major items included in diluted EPS of $0.21 from continuing operations for the first quarter of fiscal 2007	First Quarter FY07

Expense related to restructuring program	$0.05

Summary of major item included in diluted EPS of $0.61 from continuing operations for the first quarter of fiscal 2006	First Quarter FY06

Gain on sale of Pilgrim’s Pride Corporation common stock	$0.40
Impairment charges related to two joint ventures	$0.03
Expense related to plant closure	$0.01

23.	What are the revised historical segment results resulting from the accounting method and classification changes that took place this quarter?

Please see the attached tables—one shows segment information and the other shows the entire P/L information. (Pages 6-7)

Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the company’s ability to execute its operating and restructuring plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.

ConAgra Foods, Inc.
Segment Operating Results
($USD, in millions)

	FY 2006
	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	Total
Segment Sales
Consumer Foods	$1,499.5	$1,753.2	$1,644.4	$1,607.3	$6,504.4
Food and Ingredients	770.5	805.3	789.8	823.0	3,188.6
Trading and Merchandising	260.0	288.6	278.3	358.9	1,185.8
International Foods	143.8	154.9	149.3	155.2	603.2
Total	2,673.8	3,002.0	2,861.8	2,944.4	11,482.0
Segment Operating Profit
Consumer Foods	166.4	244.6	220.2	197.1	828.3
Food and Ingredients	96.4	91.9	80.2	95.1	363.6
Trading and Merchandising	53.5	32.7	60.6	42.0	188.8
International Foods	10.3	14.9	14.3	22.6	62.1
Total	326.6	384.1	375.3	356.8	1,442.8

Reconciliation of total operating profit to income
from continuing operations before income taxes
and equity method investment earnings (loss)

Items excluded from segment operating profit:
General corporate expense	(72.9)	(103.1)	(170.6)	(208.7)	(555.3)
Gain on sale of Pilgrim's Pride	329.4	-	-	-	329.4
Corporation common stock
Interest expense, net	(72.4)	(68.6)	(68.8)	(62.2)	(272.0)

Income from continuing operations before income
taxes and equity method investment earnings (loss)	$510.7	$212.4	$135.9	$85.9	$944.9

Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.
Income Statement for FY06
($USD, in millions)

	FY 2006
	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	Total
Net sales	$2,673.8	$3,002.0	$2,861.8	$2,944.4	$11,482.0
Costs and expenses
Cost of goods sold	2,003.1	2,270.6	2,142.4	2,242.5	8,658.6
SG&A expenses	417.0	450.4	514.7	553.8	1,935.9
Interest expenses, net	72.4	68.6	68.8	62.2	272.0
Gain on sale of Pilgrim's Pride Corporation	329.4	-	-	-	329.4
common stock
Income from continuing operations before	510.7	212.4	135.9	85.9	944.9
income taxes and equity method
investment earnings (loss)
Income tax expense	177.6	79.5	37.6	11.3	306.0
Equity method investment earnings (loss)	(13.9)	(16.7)	(0.6)	(18.4)	(49.6)
Income from continuing operations	319.2	116.2	97.7	56.2	589.3
Income (loss) from discontinued operations	28.1	36.3	(122.9)	3.0	(55.5)

Net income	$347.3	$152.5	$(25.2)	$59.2	$533.8

Earnings per share – diluted
Income from continuing operations [1]	0.61	0.22	0.19	0.11	1.13
Income (loss) from discontinued operations[1]	0.06	0.07	(0.24)	0.00	(0.10)

Net income [1]	0.67	0.29	(0.05)	0.11	1.03

Diluted weighted average shares outstanding	520.5	521.0	520.9	519.1	520.2

1 Basic and diluted earnings per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly earnings-per-share amounts may not agree with the total year.